Exhibit 10.12

CONSENT TO AMEND AWARD AGREEMENT

This Consent to the amendment of outstanding award agreements under the 2014 PG&E Corporation Long Term Incentive Plan and/or 2021 PG&E Corporation Long Term Incentive Plan (this “Consent”) is entered into by and between PG&E Corporation (the “Corporation”) and John R. Simon (the “Participant”) on August 14, 2022.
WHEREAS, the Corporation has granted Restricted Stock Units (“RSUs”) and Performance Share Units (as such terms are defined in the Plan) (“PSUs”) (collectively, the “Awards”) to Participant, a portion of which Awards remain unvested;
WHEREAS, upon the grant of each RSU to Participant, the Corporation entered into a Restricted Unit Agreement with Participant, and upon the grant of each PSU to Participant, the Corporation entered a Performance Share Agreement with Participant (collectively, the “Agreements”);
WHEREAS, the Corporation desires to amend the Agreements to take advantage of changes in accounting rules that grant companies flexibility to apply withholding rates to the Awards that are more consistent with Participant’s ultimate income tax obligations than the generally applicable withholding rates for supplemental wages; and
WHEREAS, in order to apply an alternative withholding rate to outstanding but unvested Awards, Participant must affirmatively consent to amend the Agreements;
NOW, THEREFORE, Participant and the Corporation, intending to be legally bound, hereby agree as follows:
1.The Agreements be, and they hereby are, amended substantially in the form attached hereto as Exhibit A.
2.This Consent may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PARTICIPANT	PG&E CORPORATION
By: /S/ JOHN R. SIMON	By: /s/ JULIUS COX
Name: John R. Simon	Name: Julius Cox
Title: Executive Vice President, People, Shared Services and Supply Chain

EXHIBIT A

FORM OF LTIP AWARD AGREEMENT AMENDMENT LANGUAGE

Withholding Taxes
The number of shares of PG&E Corporation common stock that you are otherwise entitled to receive upon settlement of your [Restricted Stock Units/Performance Shares] will be reduced by a number of shares having an aggregate Fair Market Value, as determined by PG&E Corporation, equal to the amount of any Federal, state, or local taxes of any kind required by law to be withheld by PG&E Corporation in connection with the [Restricted Stock Units/Performance Shares] determined using a rate not exceeding the maximum applicable minimum statutory withholding rates, including social security and Medicare taxes due under the Federal Insurance Contributions Act and the California State Disability Insurance tax (“Withholding Taxes”). If the withheld shares were not sufficient to satisfy your minimum Withholding Taxes, you will be required to pay, as soon as practicable, including through additional payroll withholding, any amount of the Withholding Taxes that is not satisfied by the withholding of shares described above.

2